                                                                      EXHIBIT 21

                                 SUBSIDIARIES
                                 ------------


The following is a list of the active subsidiaries of the Company as of October 27, 1995:

        Subsidiary                              State of Incorporation
        ----------                              ----------------------

        Comtech Microwave Products Corp.                New York

        Comtech Systems, Inc.                           Delaware

        Comtech Antenna Systems, Inc.                   Delaware

        Comtech Communications Corp.                    Delaware



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